Exhibit 10.5

AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND CONSENT

THIS AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of November 16, 2011, is entered into by and among STOCK BUILDING SUPPLY HOLDINGS II, LLC, a Delaware limited liability company (“Parent”), each of Parent’s Subsidiaries listed on the signature pages hereto as a borrower (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), each of Parent’s Subsidiaries listed on the signature pages hereto as a guarantor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as “Guarantors”), the lenders party hereto (“Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC) (“WFCF”), as the administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”) and in light of the following:

W I T N E S S E T H

WHEREAS, Parent, Borrowers, Lenders, BANK OF AMERICA, N.A. (“BofA”), as co-lead arranger, WFCF, as co-lead arranger, and Agent are parties to that certain Credit Agreement, dated as of June 30, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have informed Agent and Lenders that Saturn intends to enter into an agreement (the “Purchase Agreement”) with Wolseley pursuant to which Saturn will purchase the remaining Stock of Saturn owned by Wolseley for an amount not to exceed $25,000,000 (the “Proposed Purchase”);

WHEREAS, pursuant to the Purchase Agreement, Wolseley will be granted the right to purchase all of the Stock of Stock Building Supply of Florida, LLC, SBS Construction Holdings, LLC, United Plumbing, LLC, and Arneco Construction Services, LLC (formerly known as SBS Construction Services of Nevada, LLC) (collectively, the “Purchase Option Entities”);

WHEREAS, Borrowers have requested that Lenders provide Advances under the Credit Agreement to finance up to $15,000,000 of the Proposed Purchase;

WHEREAS, Borrowers have requested that Agent and Lenders (a) make certain amendments to the Credit Agreement, and (b) consent to (i) the use of Advances under the Credit Agreement to finance up to $15,000,000 of the Proposed Purchase and (ii) the sale to Wolseley of the Purchase Option Entities; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrowers’ requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $75,000,000 minus (b) the aggregate principal amount of increases to the Commitments and the Maximum Revolver Amount previously made pursuant to Section 2.2 of the Agreement.

“Change of Control” means that (a) prior to a Qualified IPO, (i) Permitted Holders fail to own and control, directly or indirectly, 50.1%, or more, of the Stock of Saturn having the right to vote for the election of members of the Board of Directors, (ii) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Saturn having the right to vote for the election of members of the Board of Directors, (iii) Permitted Holders have failed to appoint a majority of the members of the Board of Directors, or (iv) Saturn fails to own and control, directly or indirectly, 100% of the Stock of Parent and each other Loan Party (other than Loan Parties that have been sold or otherwise disposed of or wound up dissolved or liquidated in a Permitted Disposition or in a transaction permitted by Section 6.3); and (b) after a Qualified IPO, (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Saturn having the right to vote for the election of members of the Board of Directors, (ii) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (iii) Saturn fails to own and control, directly or indirectly, 100% of the Stock of Parent and each other Loan Party (other than Loan Parties that have been sold or otherwise disposed of or wound up, dissolved or liquidated in a Permitted Disposition or in a transaction permitted by Section 6.3).

“Financial Covenant Period” means a period which shall commence (a) immediately on any date on which Availability plus Qualified Cash is less than $18,000,000, and (b) on any date on which Availability plus Qualified Cash has been less than $20,000,000 but equal to or greater than $18,000,000 for a period of 5 consecutive Business Days, and in each case such period shall continue until the date on which Availability plus Qualified Cash has been greater than or equal to $20,000,000 for a period of 30 days.

(b) The definition of “EBITDA” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (c) thereof as follows:

(c) without duplication, the sum of the following amounts of Parent and its Restricted Subsidiaries for such period and to the extent included in determining Net Income of Parent and its Restricted Subsidiaries for such period: (i) non-recurring non-cash items increasing such Net Income for such period, (ii) any extraordinary or non-recurring gains, including any extraordinary or non-recurring gains from Dispositions, (iii) gains from the receipt of proceeds under insurance policies net of any associated losses, and (iv) income tax benefits (it being understood that an income tax benefit is a positive number).

(c) The definition of “Maximum Revolver Amount” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the amount “$150,000,000” appearing therein, and (ii) replacing such amount with “$125,000,000”.

(d) Section 2.3(d)(i) to the Credit Agreement is hereby amended by (i) deleting the reference to “$20,000,000” appearing therein, and (ii) replacing such reference with “ten percent (10%) of the Maximum Revolver Amount”.

(e) Section 2.3(d)(ii) to the Credit Agreement is hereby amended by (i) deleting the reference to “$20,000,000” appearing therein, and (ii) replacing such reference with “ten percent (10%) of the Maximum Revolver Amount”.

(f) Section 2.6(b) to the Credit Agreement is hereby amended by deleting the last sentence therein in its entirety. The effectiveness of such amendment shall be retroactive to the Closing Date.

(g) Section 2.11(e) to the Credit Agreement is hereby amended by (i) deleting the percentage “.825%” appearing therein, and (ii) replacing such percentage with “.125%”. The effectiveness of such amendment shall be retroactive to the Closing Date.

(h) Section 6.9(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[intentionally omitted],”.

(i) Section 6.9(f)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[intentionally omitted]”.

(j) Section 7(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Minimum EBITDA. If any Financial Covenant Period has commenced and is continuing, achieve EBITDA as of the end of the applicable period ended immediately preceding the date on which any such Financial Covenant Period commenced and as of the end of each applicable period ended during such Financial Covenant Period, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
($3,473,000)	For the 3 month period ending December 31, 2011

($18,162,000)	For the 6 month period ending March 31, 2012

($21,355,000)	For the 9 month period ending June 30, 2012

($20,958,000)	For the 12 month period ending September 30, 2012

($18,432,000)	For the 12 month period ending December 31, 2012

($6,621,000)	For the 12 month period ending March 31, 2013

$713,000	For the 12 month period ending June 30, 2013

$4,264,000	For the 12 month period ending September 30, 2013

$7,199,000	For the 12 month period ending December 31, 2013

$9,698,000	For the 12 month period ending March 31, 2014

$13,160,000	For the 12 month period ending June 30, 2014

(k) Exhibit B-1 of the Credit Agreement is hereby amended by (i) deleting such Exhibit in its entirety, and (ii) inserting the Exhibit B-1 attached hereto as Exhibit A in lieu thereof.

(l) Schedule C-1 of the Credit Agreement is hereby amended by (i) deleting such Schedule in its entirety, and (ii) inserting the Schedule C-1 attached hereto as Exhibit B in lieu thereof.

3. Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction of the conditions precedent set forth in Section 4 below, Agent and each Lender hereby consents to (a) use of up to $15,000,000 of Advances (the “Subject Advances”) for the purpose of partially financing the Proposed Purchase; provided that the making of such Advances to Borrowers shall be subject to the conditions set forth in the Credit Agreement for the making of Advances and the Availability requirements of the Credit Agreement, (b) the dividend or distribution by Parent of an aggregate amount equal to the proceeds of any of the Subject Advances to Saturn for the purpose of partially financing the Proposed Purchase, and (c) the sale of all of the Stock of the Purchase Option Entities to Wolesley or any of its Affiliates; provided, however, that the consent set forth in this clause (c) shall only be effective so long as the assets owned by each of the Purchase Option Entities at the time of such sale are de minimus.

4. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment (such date being the “Fourth Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed and delivered by the parties hereto.

(b) After giving effect to this Amendment, the representations and warranties set forth herein and in the Credit Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(d) Borrowers shall have paid (or substantially concurrently with the closing of this Amendment will pay) to Agent, all fees, costs, expenses and taxes payable pursuant to Section 17.10 of the Credit Agreement, to the extent requested by Agent in writing prior to the date hereof.

(e) Agent shall have received evidence that (i) a portion of the purchase price for the Proposed Purchase in an amount of not less than $5,000,000 has been received, or shall be received substantially concurrently with the effectiveness of this Amendment, by Saturn from the Permitted Holders, and (ii) Saturn has an additional $5,000,000 of cash on hand for the remainder of the purchase price.

(f) Agent shall have received evidence that the Wolseley Management Agreement has been terminated or will be terminated substantially concurrently with the closing of the Proposed Purchase.

5. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent for the benefit of the Lender Group and the Bank Product Providers as follows:

(a) The execution, delivery, and performance by it of this Amendment (i) have been duly authorized by all necessary action of such Loan Party, and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party except to the extent such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of such Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, or (E) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, except for (1) registrations, consents, approvals, notices or other actions that have been obtained and that are still in force and effect, (2) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, and (3) consents or approvals the failure of which to obtain could not reasonably be expected to cause a Material Adverse Change.

(b) This Amendment has been duly executed and delivered by such Loan Party. This Amendment is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower or any Guarantor.

(d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date and no condition exists which constitutes a Default or an Event of Default as of the Fourth Amendment Effective Date.

(e) After giving effect to this Amendment, the representations and warranties in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(f) This Amendment has been entered into without force or duress, of the free will of such Loan Party, and the decision of such Loan Party to enter into this Amendment is a fully informed decision and such Loan Party is aware of all legal and other ramifications of each such decision.

(g) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6. Acknowledgments. Each Borrower hereby acknowledges that all amounts due and owing to any Borrower on or prior to the date hereof related to either the Letter of Credit fronting fee imposed pursuant to Section 2.6(b) of the Credit Agreement or the usage charge imposed pursuant to Section 2.11(e) of the Credit Agreement have been paid in full, and neither Agent, Issuing Lender nor any Lender has any further obligations or liabilities to any Borrower with respect thereto.

7. Payment of Costs and Fees. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of Lender Group (including, without limitation, the reasonable fees and out-of-pocket disbursements of outside counsel to Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

8. Choice of Law and Venue; Jury Trial Waiver.

(a) THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH LOAN PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT, LENDERS AND EACH LOAN PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT, LENDERS AND EACH LOAN PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9. Further Assurances. At any time upon the reasonable request of Agent, each Loan Party shall promptly execute and deliver to Agent such Additional Documents as Agent shall request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to Agent.

10. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, consents, waivers and modifications set forth herein are limited to the specified hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrowers remains in the sole and absolute discretion of the Agent and the Lenders.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

11. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

13. Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

14. Miscellaneous.

(a) This Amendment is a Loan Document. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(b) Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

(d) Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise, on the basis that this Amendment has been drafted by any such Person. This Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e) Although each Guarantor has been informed of the matters set forth herein and has agreed to same, such Guarantor understands that neither Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.

(f) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(g) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and

“including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Credit Agreement and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

15. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first written above.

STOCK BUILDING SUPPLY HOLDINGS II, LLC,
a Delaware limited liability company, as Parent and as a Guarantor

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

STOCK BUILDING SUPPLY HOLDINGS, LLC,
a Virginia limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

COLEMAN FLOOR, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

STOCK BUILDING SUPPLY, LLC,
a North Carolina limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

STOCK BUILDING SUPPLY OF FLORIDA, LLC,
a Florida limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

STOCK BUILDING SUPPLY MIDWEST, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR AND CONSENT]

STOCK BUILDING SUPPLY WEST, LLC,
a Utah limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

STOCK BUILDING SUPPLY OF ARKANSAS, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

SBS / BISON BUILDING MATERIALS, LLC,
a Delaware limited liability company, as a Borrower

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

SBS CONSTRUCTION HOLDINGS, LLC,
a Virginia limited liability company, as a Guarantor

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR AND CONSENT]

STOCK BUILDING SUPPLY WEST (USA), INC.,
a Delaware corporation, as a Guarantor

By:	/s/ Bryan Yeazel
Name:	Bryan Yeazel
Title:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR AND CONSENT]

WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company (formerly known as Wells Fargo Foothill LLC), as Agent and as a Lender

By:	/s/ Amelie Yennes
Name:	Amelie Yennes
Title:	SVP

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR AND CONSENT]

BANK OF AMERICA, N.A.,
as a co-lead arranger and as a Lender

By:	/s/ Steven W. Sharp
Name:	Steven W. Sharp
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER FOUR AND CONSENT]

Exhibit A

Exhibit B-1

Form of Borrowing Base Certificate

[See attached]

Stock Building Supply Holdings II, LLC	Certificate No.
8020 Arco Corporate Drive	Report Date
Raleigh, NC 27617	As Of Date

Borrowing Base Report
- Submitted to Wells Fargo Capital Finance

ACCOUNTS RECEIVABLE
1. Beginning Balance (Ending Balance of Last Report)			$0.00

2. Gross Adjustment (-)			0.00
3. Less: Total Collections			0.00
4. Add Back Non-AR Cash Collections			0.00
5. Less: Discounts/Allowances			0.00
6. ENDING BALANCE PER AGINGS			0.00
7. Less: Unapplied Cash			0.00
8. Less: Ineligible Accounts Receivable			0.00
9. ELIGIBLE ACCOUNTS RECEIVABLE			0.00
10. Times: Accounts Receivable Advance Rate			85%
11. ACCOUNTS RECEIVABLE AVAILABILITY			0.00
12. Dilution Reserve (Amount > 5%)	0.00%		0.00

13. Line Block			0.00
14. Other Reserve (per Audit) Property tax - Bison			0.00
15. Other Reserve (per Audit) Property tax - NHC			0.00

16. Total AR Availability			0.00

17. AR AVAILABILITY ▶ THE LESSER OF		$125,000,000	OR	Line 17	$0.00

INVENTORY
18. Total Gross Inventory as of			$0.00

19. Less: Ineligible Inventory			0.00
20. ELIGIBLE INVENTORY			0.00
21. Times: Inventory Advance Rate			65%
22. INVENTORY AVAILABILITY			0.00
23. NOLV Reserve			0.00
24. Rent Reserve			0.00
25. Appraisal Reserve			0.00
26. Rent Reserve - NHC			0.00
27. Rent Reserve - Bison			0.00

28. Total Available Inventory			0.00

29. INVENTORY AVAILABILITY ▶ THE LESSER OF		$125,000,000.00	OR	LINE 28	$0.00

TOTAL BORROWING BASE AVAILABILITY
30. AVAILABILITY: THE LESSER OF MAX. LOAN	$125,000,000	OR SUM OF LINES 17 and 29		0.00	$0.00

AVAILABILITY
31. Calculated Borrowing Base Availability		(Line 30 above)			$0.00
32. Less: Ending Loan Balance as of					0.00

33. Less: Outstanding L/C Balance		(from Loan Ledger Report)			0.00
34. Less: Availability Block					15,000,000.00
35. Less: Bank Products Reserve					0.00
36. Less: L/C					0.00

37. Net Excess Availability					0.00

All capitalized terms used in this certificate have the meanings set forth in the Credit Agreement unless specifically defined herein. The undersigned, Stock Building Supply Holdings II, LLC, pursuant to Schedule 5.2 of that certain Credit Agreement dated as of                      (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Borrower, the lenders signatory thereto from time to time and Wells Fargo Capital Finance, LLC, a Delaware limited liability company as the arranger and administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the above items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement. Additionally, the undersigned hereby certifies and represents and warrants to the Lender Group on behalf of Borrower that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iv) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

Authorized Signature
By:
Title
	Print Name:	Date:

Stock Building Supply Holdings II, LLC

Accounts Receivable Activity Report

Date: 1/0/00

	All Totals Stated in US$
ACCOUNTS RECEIVABLE	Trend	Coleman	Bison	Unrestricted Subs	(00) Totals
1. Previous Ending A/R Balance	$0.00	$0.00	$0.00	$0.00	$0.00

2. Sales	0.00	0.00	0.00	0.00	0.00
3. Other (Debit) Adjustments	0.00	0.00	0.00	0.00	0.00
4. Less: Credit Memos	0.00	0.00	0.00	0.00	0.00
5. Less: Other (Credit) Adjustments	0.00	0.00	0.00	0.00	0.00
6. Less: Total Collections	0.00	0.00	0.00	0.00	0.00
7. Add back Non-AR Cash Collections	0.00	0.00	0.00	0.00	0.00
8. Less: Discounts/Allowances	0.00	0.00	0.00	0.00	0.00

9. ENDING BALANCE	0.00	0.00	0.00	0.00	0.00

10. Unapplied Cash	0.00	0.00	0.00	0.00	0.00

TOTAL ADJUSTED A/R AGING BALANCE (US$)	$0.00	$0.00	$0.00	$0.01	$0.00

11. Less: Ineligible Accounts Receivable
a. Past Due A/R (over 90 DOI)	$0.00	$0.00	$0.00		$0.00
b. Credits in Prior	0.00	0.00	0.00		$0.00
c. 50% Cross-Age	0.00	0.00	0.00		$0.00
d. Intercompany	0.00	0.00	0.00		$0.00
e. Foreign	0.00	0.00	0.00		$0.00
f. COD	0.00	0.00	0.00		$0.00
g. Debit Memo	0.00	0.00	0.00		$0.00
h. Employee Sales	0.00	0.00	0.00		$0.00
i. Extended Terms (over 90 days)	0.00	0.00	0.00		$0.00
j. Finance Charges (Service Charge NHC)	0.00	0.00	0.00		$0.00
k. Bankrupt/Doubtful (CCSI Services)	0.00	0.00	0.00		$0.00
l Contra	0.00	0.00	0.00		$0.00
m. Progress Billings (audit for SBS only)	0.00	0.00	0.00		$0.00
n. Extended Terms 61-90 over $5MM limit	0.00	0.00	0.00		$0.00
o. Non-Timely Deposits (GL #1101)	0.00	0.00	0.00		$0.00
q. Contractor Rebates (GL #2127)	0.00	0.00	0.00		$0.00
r. Reserve for Closed Stores (GL #2135)	0.00	0.00	0.00		$0.00
s. AR Balance Variance	$0.00	0.00	0.00		$0.00
t. Non-Borrower AR < 90 DOI	0.00	0.00	0.00		$0.00
u. Concentration Limits	0.00	0.00	0.00		$0.00
v. Addbacks for overcounts	0.00	0.00	0.00		$0.00
w. Other	$0	0.00	0.00		$0.00

12. TOTAL INELIGIBLE A/R	$0.00	$0.00	$0.00		$0.00

13. ELIGIBLE ACCOUNTS RECEIVABLE (US$)	$0.00	$0.00	$0.00		$0.00

14. Advance Rate	85%	85%	85%		85%

15. ACCOUNTS RECEIVABLE AVAILABILITY	$0.00	$0.00	$0.00		$0.00

Stock Building Supply Holdings II, LLC

Inventory Activity Report

Date: 1/0/00

	All Totals Stated in US$
	Stock	Non Stock	Bison	(04) Total
1. Trend Perpetual	$0.00	$0.00	$0.00	$0.00
2. ProSource (Legacy)	$0.00	$0.00	$0.00	$0.00
3. Coleman (Legacy)	0.00	0.00	0.00	0.00
4. Less: Non-Borrower Locations	0.00	0.00	0.00	0.00

5. Adjusted Gross Inventory	$0.00	$0.00	$0.00	$0.00

6. Less: Ineligible Categories
a. Obsolete - Trend (G/L 1612)	$0.00	$0.00	$0.00	$0.00
b. Obsolete - Legacy	0.00	0.00	0.00	$0.00
c. Rebate Reserve (G/L 1635)	0.00	0.00	0.00	$0.00
d. Discount Reserve (G/L 1636)	0.00	0.00	0.00	$0.00
e. Shrinkage Reserve (G/L 1610)	0.00	0.00	0.00	$0.00
f. Reserve for Closed Stores (G/L 2128)	0.00	0.00	0.00	$0.00
g. Legacy Job Ticket/PO/WIP	0.00	0.00	0.00	$0.00
h. Misc. Special Order	0.00	0.00	0.00	$0.00
i. Non-Desirable	0.00	0.00	0.00	$0.00
j. Non-Stock over 60 days	0.00	0.00	0.00	$0.00
k. Report Total Variance	0.00	0.00	0.00	$0.00
l. Ineligible Locations	0.00	0.00	0.00	$0.00
m. Misc	0.00	0.00	0.00	$0.00
n. Pallets	0.00	0.00	0.00	$0.00

5. Total Ineligible Inventory	$0.00	$0.00	$0.00	$0.00

6. ELIGIBLE INVENTORY	$0.00	$0.00	$0.00	$0.00
7. Advance Rate	65%	65%	65%	65%

8. NET AVAILABLE INVENTORY (A)	$0.00	$0.00	$0.00	$0.00

Appraisal Analysis:
Gross Inventory	$—	$—	$0.00	$—
Less Ineligibles:
Obsolete - Trend	$—	$—	$—	$—
Obsolete - Legacy	0.00	0.00	0.00	$—
Rebate Reserve	0.00	0.00	0.00	$—
Discount Reserve	$0.00	0.00	0.00	$—
Shrinkage Reserve	0.00	0.00	0.00	$—
Reserve for Closed Stores (G/L 2128)	0.00	0.00	0.00	$—
Non-Stock over 60 days	0.00	0.00	0.00	$—
Misc	0.00	0.00	0.00	$—
Other	0.00	0.00	0.00	$—

Total Ineligibles	$—	$—	$—	$—

Eligible Inv. @ Appraised	$—	$—	$—	$—
NOLV	62.70%	79.70%	0.00%
85% of NOLV	53.3%	67.7%	0.0%
Available Inv. @ Appraised (B)	$—	$—	$—	$—

Available Inventory (lesser of (A) or (B)	$—	$0.00	$0.00
Reserve Amount	$0.00	$0.00	$0.00	$0.00

Exhibit B

Schedule C-1

Commitments

Lender	Commitment
Wells Fargo Capital Finance, LLC	$62,500,000
Bank of America, N.A.	$62,500,000

All Lenders	$125,000,000